UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

INTEGRA LIFESCIENCES HOLDINGS

CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 9, 2018, Integra LifeSciences Holdings Corporation (“Integra”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (the “Underwriters”), in connection with a registered underwritten public offering of Integra’s common stock, par value $0.01 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, Integra agreed to sell to the Underwriters, and the Underwriters agreed to purchase from Integra, an aggregate of 5,250,000 shares of Common Stock, at a public offering price of $58.50 per share. Integra also granted the Underwriters a 30-day option to purchase up to an additional 787,500 shares of Common Stock, which was exercised in full on May 10, 2018. The parties have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The offering, including the shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares, closed on May 14, 2018.

Integra estimates its net proceeds from the offering to be approximately $350 million, after deducting underwriting discounts and commissions and estimated offering expenses. Integra intends to use the net proceeds from the Offering to reduce outstanding revolving borrowings under Integra’s senior credit facility.

The sale of the shares of Common Stock was registered pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-214430) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), including the prospectus supplement filed by Integra with the Commission, dated May 9, 2018 (the “Prospectus Supplement”), to the prospectus contained in the Registration Statement dated November 4, 2016.

Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, Integra and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after May 9, 2018 without first obtaining the written consent of the Underwriters, subject to certain exceptions as described in the Prospectus Supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Sullivan & Cromwell LLP relating to the validity of the shares of Common Stock that may be sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

This Current Report does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the Prospectus Supplement and the accompanying prospectus, forming a part of the effective Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement by and among Integra LifeSciences Holdings Corporation, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, dated May 9, 2018.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 14, 2018	By:	/s/ Glenn G. Coleman
Glenn G. Coleman

	Title:	Corporate Vice President and Chief Financial Officer